SEPARATION AND RELEASE AGREEMENT

THIS AGREEMENT is effective the 10th day of August, 1999, by and between Graco Inc., a Minnesota corporation ("Graco"), with its principal offices at 4050 Olson Memorial Highway, Golden Valley, Minnesota, 55422, and Roger L King, an individual, with a residence at 2011 Sugarwoods Drive, Orono, Mn. 55356 ("Mr. King").

     WHEREAS, Mr. King is now employed by Graco; and

     WHEREAS, the parties have agreed that Mr. King will cease to be an officer and employee of Graco effective March 2, 2000 (the "Separation Date"), and will complete and terminate his employment relationship with Graco in accordance with the terms of this Agreement.

     NOW, THEREFORE, it is hereby mutually agreed by and between the parties for good and valuable consideration as follows:

     1.   Duties Prior to Separation
          --------------------------

          As of September 1, 1999, Mr. King will end his assignment as Vice President and General Manager, European Operations, and assume the title of Vice President. From September 1, 1999, to October 31, 1999, Mr. King will continue to work at Graco's Maasmechelen, Belgium, facility assisting in the transition of leadership for the Graco European Operations. On or before October 31, 1999, the Company shall repatriate Mr. King in accordance with its standard practice.

          After Mr. King is repatriated and until the Separation Date, he shall not have any specific duties or responsibilities, but shall be available to the Chief Executive Officer for consultation and advice. In the event that Mr. King obtains, and performs, full time employment with another entity prior to the Separation Date, Mr. King will immediately resign from Graco and his employment shall terminate as of the date of said resignation, rather than the Separation Date, in accordance with normal Graco policy and practice.

     2.   Salary and Annual Bonus Plan
          ----------------------------

          Mr. King's current base salary, and all benefits, shall continue until the Separation Date. He shall be entitled to payment under the 1999 Corporate and Business Unit Annual Bonus Plan for the full year annual bonus to which he would have been entitled under said plan had he stayed in the position of Vice President and General Manager, European Operations. Said payment shall be made in 2000 when the payments under said plan are made to all participants therein. He shall not be entitled to any bonus under the Annual Bonus Plan for 2000.

     3.   Stock Options
          -------------

          All stock options granted to Mr. King under the Graco Long Term Incentive Plan shall be governed by the provisions of said plan and the stock option agreements executed between Graco and Mr. King pursuant to said plan, based on a Separation Date of March 2, 2000, or earlier termination date if Mr. King's employment is otherwise terminated as provided herein.


     4.   Cooperation
          -----------

          For a period of three (3) years after March 2, 2000, Mr. King shall render all reasonable cooperation to Graco in connection with the prosecution or defense of any lawsuit or other judicial or administrative action, including participating as a source of information or witness in any such action. Graco shall reimburse Mr. King for any reasonable out-of-pocket expenses (including attorneys' fees, if necessary) incurred by him in connection with rendering such cooperation.

     5.   Confidentiality
          ---------------

          a. Mr. King hereby agrees that, for a period of three (3) years after March 2, 2000, he will not, directly or indirectly, disclose any Confidential Information, as defined in subsection
               (b) below, to any other party, and will not in any way use such Confidential Information in the course of any future employment.

          b. As used herein, the term "Confidential Information" shall mean all information which is treated as confidential or proprietary by Graco in the normal course of its business, including, without limitation, documents so marked, or is a trade secret of Graco, which has been disclosed by Graco to Mr. King, including, without limitation, information relating to Graco products, processes, product development or research, equipment, machinery, apparatus, business operations, financial results or condition, strategic plans or projections, customers, suppliers, marketing, sales, management practices, technical information, drawings, specifications, material, and the like, and any knowledge or information developed by Mr. King relating to the same, provided, however, that Confidential Information shall not include information which is at the time of disclosure, or thereafter becomes, a part of the public domain through no act or omission by Mr. King, or information which Mr. King is required to disclose in a court or other judicial proceeding or is otherwise legally required to disclose.

          c. The provisions of this Section 5 are in addition to, and not in lieu of, the fiduciary and other duties and obligations of Mr. King as an employee, officer and director of Graco, and this
               Section 6 does not limit said obligations in any way, by time or otherwise.


     6.   Release
          -------

          a. Except with respect to the provisions of this Agreement, Mr. King hereby releases and forever discharges Graco and its officers, employees, agents, successors, and assigns from any and all claims, causes of action, demands, damages, liability and responsibility whatsoever, arising prior to the Separation Date, including without limitation, any rights or claims for further compensation, or any rights to participate in any Company-sponsored program relating to the purchase or acquisition of any Graco common stock, preferred stock, or other equity in Graco or any subsidiary thereof, except as specifically provided in this Agreement, or any right or claim Mr. King may have or assert under the common law or any state, municipal, federal, or other statute or regulation regarding the rights of employees generally or based on discrimination on the basis of race, creed, gender, age, or other protected status. This Section 6 shall not affect Mr. King's rights to indemnification as an officer, director, and employee of Graco under Graco's by-laws and applicable Minnesota law nor any rights which he has accrued by participating in any Graco benefit plan, subject to the provisions of this Agreement and the terms and conditions set forth in such plan as of the Separation Date.

          b.   Mr. King certifies, represents and agrees that:

               (i)  this Agreement is written in a manner that he understands;

               (ii) he understands  that this Section 6 specifically  waives any rights or claims he may have arising under federal, state, and local laws prohibiting employment discrimination, such as the Age Discrimination in Employment Act, the Minnesota Human Rights Act, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with
                    Disabilities Act and/or any claims for damages or for injuries based on common law theories of contract, quasi-contract or tort;

               (iii)the  waiver  herein of rights or claims  are to those  which may have arisen prior to the execution date of this Agreement or arise prior to the Separation Date;

               (iv) a portion of the  consideration set out in this Agreement is in addition to compensation that he may already have been entitled to;

               (v) he has been specifically advised in writing to consult with an attorney prior to executing this Agreement;

               (vi) he has  been  informed  that  he has a  period  of at  least twenty-one (21) calendar days within which to consider this Agreement;

               (vii)he  specifically   understands   that  he  may  revoke  this
                    Agreement for a period of at least fifteen (15) calendar days following his execution of this Agreement, and that this Agreement is not effective or enforceable until the fifteen (15) day revocation period has expired;

               (viii) if he decides to revoke this Agreement within said fifteen
                    (15) day period, he must provide written notice to the Vice President, General Counsel and Secretary, delivered in person or by mail. If his revocation is sent by mail, it must be properly addressed to Robert M. Mattison, Vice President, General Counsel and Secretary, Graco Inc., P.O. Box 1441, Minneapolis, MN. 55440, and sent by certified mail, return receipt requested. Mr. King understands that Graco will have no obligation under this Agreement if he revokes his acceptance within the time limit specified.

               (ix).Mr.  King  expressly  agrees  that the  waiver of his rights pursuant to the Agreement is knowing and voluntary on his part.

     7.   Termination  for Cause;  Death or  Disability
          ---------------------------------------------

          It is understood that notwithstanding this Agreement, the Company may terminate Mr. King for cause, as defined herein. In the event that Mr. King shall die, or his employment is terminated due to disability as defined in the Graco Long-Term Disability Plan, or his employment is terminated for cause (defined herein as his gross or willful misconduct, including but not limited to the wrongful appropriation of Company funds or the commission of a felony), in each case prior to the Separation Date, then in all such cases the standard Graco policies, and with respect to stock options the provisions of the Graco Long Term Incentive Plan and the stock option agreements executed between Graco and Mr. King, shall govern any such termination notwithstanding the provisions of this Agreement.

     8.   Applicable Law
          --------------

          Except to the extent governed by federal law, this Agreement and any controversies between the parties shall be governed by and construed in accordance with the laws of the State of Minnesota.

     9.   Entire Agreement
          ----------------

          This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and, except as otherwise specifically provided herein, specifically supersedes and replaces any and all prior written or oral agreements or understandings. This Agreement may not be amended except in a writing signed by authorized representatives of both parties.

     10.  Headings
          --------

          The headings of the paragraphs herein are included solely for the convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals on the day and year first above written.


GRACO INC.


By: /s/James A. Earnshaw
    -----------------------------------
    James A. Earnshaw
    President and Chief Executive Officer


ROGER L. KING


By: /s/Roger L. King
    -----------------------------------